UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2022

Xometry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7529 Standish Place Suite 200 Derwood, Maryland	20855
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 335-7914

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Xometry, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders on June 28, 2022 (the “Meeting”). At the Meeting, the Company’s stockholders voted on the two proposals set forth below. A more detailed description of each proposal is set forth in the Company’s 2022 Proxy Statement filed with the U.S. Securities and Exchange Commission on May 2, 2022 (the “Proxy Statement”).

At the Meeting, the Company’s stockholders elected two persons nominated by the Company’s board of directors to serve as Class I directors until the Company’s 2025 Annual Meeting of Stockholders and until their successors are elected and duly qualified, or, if sooner, until the director’s resignation or removal. The Company’s stockholders also ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results for each of the proposals are set forth below.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes
Randolph Altschuler	77,633,934	4,283,005	8,975,631
Deborah Bial	77,603,198	4,313,741	8,975,631

Proposal 2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain
90,863,571	15,974	13,025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2022	XOMETRY, INC.

	By:	/s/ Randolph Altschuler
	Name:	Randolph Altschuler
	Title:	Chief Executive Officer